Business Wire

January 25, 2006 04:10 PM US Eastern Timezone

Interchange Financial Services Corporation Reports 2005 4th Quarter and Full Year Increases in Net Income of 17% and 8%

SADDLE BROOK, N.J.--(BUSINESS WIRE)--Jan. 25, 2006--Interchange Financial Services Corporation (Nasdaq:IFCJ):

2005 Highlights:

-- Record earnings of $19.7 million for full year 2005

-- Commercial loans grew $170 million or 28%

-- Expands franchise into Essex County with acquisition of Franklin Bank in October

-- 4th quarter net income and diluted earnings per share increase 17% and 11%, respectively

Interchange Financial Services Corporation (the "Company") (NASDAQ:IFCJ), holding company of Interchange Bank (the "Bank"), today reported diluted earnings per share ("EPS") of $0.99, on net income of $19.7 million for the year ended December 31, 2005. Net income and diluted earnings per share increased 8.2% and 5.3%, respectively, for 2005 as compared to 2004. Fourth quarter net income totaled $6.1 million, or $0.30 per diluted share. The results reflect an increase in net income and diluted earnings per share of 16.9% and 11.1%, respectively, for the fourth quarter of 2005 as compared to the same period in 2004.

"I am pleased to report another year of record earnings. We have been challenged with a difficult interest rate environment over the last few years; however, we continue to produce shareholder value by remaining disciplined on executing our business plan. During this difficult operating environment, we focused intensely on preserving shareholder equity by not stretching for profits through strategies that are bets on interest rates, which later are unwound at a great cost of capital," Anthony Abbate, President and CEO stated.

"A key strategy we outlined and concentrated on is business banking, and for the second year in a row we increased our commercial loan portfolio by over 20%, a great accomplishment," Abbate continued. "Another key strategy is focusing on expense management. As part of this strategy we curtailed our defined benefit pension plans for both employees and directors which will continue to benefit the Company in the future. As a result of the curtailment we recognized a $1.2 million gain which reduced our non-interest expense for the fourth quarter and the year. We also enhanced our defined contribution plan for 2006 by increasing the Bank's fixed contribution to employees. Our on-going net expense savings as a result of the curtailment and enhancement of the plans is currently estimated to be approximately $360,000 annually."

Commenting further on the Company's activities Mr. Abbate stated, "Extending our branch presence into Essex County with the completion of our acquisition of Franklin Bank along with enhancing our products and offerings will allow us to continue to grow thoughtfully. We have identified additional locations in adjacent counties and are continuing our branch expansion program looking to add one to two branches a year. As part of our branch expansion program we have created the position of and hired a new Senior Vice President of Retail Banking."

The Company increased its quarterly cash dividend over 11% from the prior year and it represents the 12th consecutive year of regular dividend increases. For the first quarter of 2006 the Company declared a quarterly cash dividend of $0.10 per common share, payable February 7, 2006 to shareholders of record on January 30, 2006. The dividend represents $0.40 per share on an annualized basis.

The results of operations include those of Franklin Bank from October 13, 2005, the date of acquisition.

Return on Average Assets and Equity

For the fourth quarter of 2005 return on average stockholders' equity and return on average assets were 13.79% and 1.49% versus 14.00% and 1.42%, respectively, for the same period in 2004. 2005's full year return on average stockholders' equity and return on average assets were 12.38% and 1.28% versus 12.54% and 1.29%, respectively, for 2004. Tangible return on equity was 20.37% for the year ended December 31, 2005 as compared to 21.26% for 2004.

Net Interest Income

Net interest income for the fourth quarter 2005, on a taxable equivalent basis, increased $1.1 million, or 7.9%, from the same period in 2004. For the year ended December 31, 2005 net interest income, on a taxable equivalent basis, increased $3.1 million, or 5.9%, from the same period in 2004. The growth for the quarter and full year as compared to 2004 was primarily attributed to an increase in the average balances of commercial loans and leases of $182.6 million, or 29.1%, and $139.6 million, or 24.0%, respectively. The benefit in net interest income obtained from the increase in average loans was partially offset by a decline in the net interest margin ("margin") of 11 basis points for both the quarter and the full year. The margin was 3.99% for the quarter and 4.05% for the year ended December 31, 2005. The margin was primarily affected by an increase in the cost of interest bearing deposits and both the rate paid on and the volume of borrowings increased. The increase in the borrowing costs was primarily a result of an increase in Federal Home Loan Bank advances. In addition, $20 million of trust preferred securities were issued by the Company's subsidiaries at an average rate of 6.10% in June of 2005. The trust preferred securities were issued as part of our overall liquidity and capital management plans and in support of our continued loan growth.

Non-Interest Income

Non-interest income was $3.0 million for the fourth quarter of 2005 as compared to $3.4 million in 2004. Non-interest income was $10.4 million for the year ended December 31, 2005 as compared to $11.5 million in 2004. Gains on sales of securities declined in 2005 for both the quarter and full year by $462 thousand and $1.1 million, respectively, as compared to the same periods in 2004. Service charges on deposits were $905 thousand for the quarter ended December 31, 2005, a decline of $70 thousand as compared to the same period in 2004. Service charges on deposits were $3.6 million for the year ended December 31, 2005, a decline of $166 thousand as compared to the same period in 2004. The decline in service charges was primarily a result of a decline in checking account service charges, as a result of a shift to free checking, and overdraft fees. Gains on sales of loans and leases were $417 thousand and $1.3 million for the fourth quarter and full year of 2005, respectively. The gain on the sale of the guaranteed portion of Small Business Administration loans increased $206 thousand, or 27%, and were $960 thousand for the year ended December 31, 2005.

Non-Interest Expense

Non-interest expense for the fourth quarter was $8.1 million, a decrease of $907 thousand, as compared to the same period in 2004. Non-interest expense for year ended December 31, 2005 amounted to $35.7 million, a decline of $308 thousand, as compared to the full year 2004. During the fourth quarter the Company recognized a pre-tax gain on the curtailment of its defined benefit pension plans of $1.2 million.

The gain on curtailment was a result of the Company's actions to freeze future service benefits accruals. Excluding the gain on the curtailment of the defined benefit pension plan, non-interest expense increased approximately $912 thousand, or 2.5% for the year ended December 31, 2005.

Total Loans

At December 31, 2005, total gross loans were approximately $1.1 billion, an increase of $171.8 million, or 18.4% as compared to December 31, 2004. The increase in loans was principally a result of growth in commercial loans. Growth occurred in each segment of our commercial loan portfolio as commercial mortgages, construction, and commercial and financial loans expanded $103.1 million, $41.2 million and $26.0 million, respectively. Non-performing loans decreased 61% to $3.6 million at December 31, 2005 as compared to $9.1 million at December 31, 2004. Non-performing assets represented 0.33% versus 0.99%, of the total loans and foreclosed and repossessed assets outstanding at the end of the respective periods. Net charge-offs to average loans and leases for the year ended December 31, 2005 declined to 0.11% versus 0.12% as compared to the same period in the prior year. The Allowance for Loan and Lease Losses ("ALLL") totaled $10.6 million at December 31, 2005, of which approximately $1.0 million was a result of the acquisition of Franklin Bank during the quarter. The ALLL at December 31, 2005 represented 299.2% of non-performing loans and leases and 0.96% of total loans and leases.

Post-Earnings Conference Call

The Company will hold a conference call on Thursday, January 26, 2006, at 2:00 p.m. (Eastern Time) to discuss the financial results for the year ended December 31, 2005. This Web-cast can be accessed through the Company's Web site, www.interchangebank.com or on the investor relations page, as well as the Web address www.companyboardroom.com. The replay will begin shortly after the completion of the live call and will be available for approximately two weeks.

About Interchange Financial Services Corporation

Headquartered in Saddle Brook, NJ, Interchange Financial Services Corporation (NASDAQ: IFCJ) wholly-owns Interchange Bank, one of Bergen County's largest independent commercial banks. A thought leader in the industry, the Bank was among the first to implement a broad range of innovative services, including 24-hour, 7-day-a-week online banking and bill paying services, online stock trading, and the ability to apply for a loan online with an instant credit decision. Mutual funds and annuities are offered through the Bank's investment services. With $1.6 billion in assets and 30 branches, the Bank focuses its efforts on the local communities from which it derives deposits and generates loans. Through Interchange Bank's subsidiary, Interchange Capital Company, L.L.C., cost effective equipment leasing solutions are available to small- and middle-market companies. For additional information, please visit the Company's Web site at www.interchangebank.com.

In addition to discussing historical information, certain statements included in or incorporated into this report relate to the financial condition, results of operations and business of the Company which are not historical facts, but which are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. When used herein, the words "anticipate,"
"believe," "estimate," "expect," "will" and other similar expressions are generally intended to identify such forward-looking statements. Such statements are intended to be covered by the safe harbor provisions for forward-looking statements contained in such Act, and we are including this statement for purposes of invoking these safe harbor provisions. These forward-looking statements include, but are not limited to, statements about the operations of the Company, the adequacy of the Company's allowance for losses associated with the loan portfolio, the prospects of continued loan and deposit growth, and improved credit quality and other risks as discussed in reports we have filed with the SEC. The forward-looking statements in this report involve certain estimates or assumptions, known and unknown risks and uncertainties, many of which are beyond the control of the Company, and reflect what we currently anticipate will happen in each case. What actually happens could differ materially. These risks and uncertainties should be considered in evaluating forward-looking statements and undue reliance should not be placed on such statements. The Company does not undertake - and specifically disclaims any obligation - to publicly release the result of any revisions which may be made to any forward-looking statements to reflect events or circumstances after the date of such statements or to reflect the occurrence of anticipated or unanticipated events.

                   INTERCHANGE FINANCIAL SERVICES CORPORATION
                        CONSOLIDATED FINANCIAL HIGHLIGHTS


CONSOLIDATED BALANCE SHEETS
(dollars in thousands)
                                     December 31, December 31,
                                        2005         2004      Change
                                     ------------ ------------ ------
                                     (unaudited)  (unaudited)
                         Assets
Cash and due from banks                  $42,620      $33,108   28.7 %
Interest earning deposits                      4            2  100.0

Securities                               356,466      388,729   (8.3)
Loans and leases
    Commercial                           783,902      613,533   27.8
    Commercial Lease Financing            24,584       23,535    4.5
    Consumer                             297,483      297,113    0.1
                                     ------------ ------------ ------
                                       1,105,969      934,181   18.4
Allowance for loan and lease losses      (10,646)      (9,797)   8.7
                                     ------------ ------------ ------
Net loans                              1,095,323      924,384   18.5

Premises and equipment, net               17,509       17,713   (1.2)
Foreclosed real estate and other
 repossesed assets                           122          156  (21.8)
Bank Owned Life Insurance                 26,941       25,847    4.2
Goodwill and other intangible assets      74,379       59,612   24.8
Accrued interest receivable and other
 assets                                   18,022       14,590   23.5
                                     ------------ ------------ ------
     Total assets                     $1,631,386   $1,464,141   11.4
                                     ============ ============ ======

             Liabilities
Deposits                              $1,260,108   $1,246,138    1.1
Borrowings                               160,422       59,001  171.9
Subordinated debentures                   20,620            -      -
Accrued interest payable and other
 liabilities                              11,234        8,847   27.0
                                     ------------ ------------ ------
     Total liabilities                 1,452,384    1,313,986   10.5
                                     ------------ ------------ ------

Total stockholders' equity               179,002      150,155   19.2
                                     ------------ ------------ ------
     Total liabilities and
      stockholders' equity            $1,631,386   $1,464,141   11.4
                                     ============ ============ ======

                   INTERCHANGE FINANCIAL SERVICES CORPORATION
                        CONSOLIDATED FINANCIAL HIGHLIGHTS


CONSOLIDATED INCOME STATEMENTS
(dollars in thousands, except per share data)

                                             Three Months Ended
                                                December 31,
                                      --------------------------------
                                         2005        2004     Change
                                      ----------- ----------- -------
                                      (unaudited) (unaudited)
Interest income:
Interest and fees on loans               $18,526     $14,464    28.1 %
Interest on federal funds sold                93          81    14.8
Interest on interest earning deposits          3           -       -

Interest and dividends on securities:
     Taxable interest income               2,159       2,763   (21.9)
     Interest income exempt from
      federal income taxes                   694         229   202.7
     Dividends                               103          18   472.2
                                      ----------- ----------- -------
     Total interest income                21,578      17,555    22.9
                                      ----------- ----------- -------

Interest expense:
Interest on deposits                       5,844       3,718    57.2
Interest on borrowings                     1,354         321   321.8
                                      ----------- ----------- -------
     Total interest expense                7,198       4,039    78.2
                                      ----------- ----------- -------

Net interest income                       14,380      13,516     6.4
Provision for loan and lease losses          225         225       -
                                      ----------- ----------- -------
Net interest income after provision
 for loan & lease losses                  14,155      13,291     6.5
                                      ----------- ----------- -------

Non-interest income:
Service fees on deposit accounts             905         975    (7.2)
Net gain on sale of securities                 -         462  (100.0)
Other                                      2,129       1,936    10.0
                                      ----------- ----------- -------
     Total non-interest income             3,034       3,373   (10.1)
                                      ----------- ----------- -------

Non-interest expense:
Salaries and benefits                      4,180       4,922   (15.1)
Net occupancy                              1,395       1,306     6.8
Furniture and equipment                      327         322     1.6
Advertising and promotion                    287         247    16.2
Other                                      1,930       2,229   (13.4)
                                      ----------- ----------- -------
     Total non-interest expense            8,119       9,026   (10.0)
                                      ----------- ----------- -------

Income before  income taxes                9,070       7,638    18.7
Income taxes                               2,976       2,426    22.7
                                      ----------- ----------- -------
     Net income                           $6,094      $5,212    16.9
                                      =========== =========== =======

Basic earnings per common share            $0.30       $0.27    11.1
Diluted earnings per common share          $0.30       $0.27    11.1

CONSOLIDATED INCOME STATEMENTS
(dollars in thousands, except per share data)

                                                  Year Ended
                                                  December 31,
                                       -------------------------------
                                           2005       2004     Change
                                       ----------- ----------- ------
                                       (unaudited) (unaudited)
Interest income:
Interest and fees on loans                $66,433     $54,173   22.6 %
Interest on federal funds sold                111         151  (26.5)
Interest on interest earning deposits           3           -      -

Interest and dividends on securities:
     Taxable interest income                9,623      10,520   (8.5)
     Interest income exempt from
      federal income taxes                  2,026       1,164   74.1
     Dividends                                299          92  225.0
                                       ----------- ----------- ------
     Total interest income                 78,495      66,100   18.8
                                       ----------- ----------- ------

Interest expense:
Interest on deposits                       19,626      12,390   58.4
Interest on borrowings                      3,736       1,264  195.6
                                       ----------- ----------- ------
     Total interest expense                23,362      13,654   71.1
                                       ----------- ----------- ------

Net interest income                        55,133      52,446    5.1
Provision for loan and lease losses           925       1,200  (22.9)
                                       ----------- ----------- ------
Net interest income after provision for
 loan & lease losses                       54,208      51,246    5.8
                                       ----------- ----------- ------

Non-interest income:
Service fees on deposit accounts            3,587       3,753   (4.4)
Net gain on sale of securities                394       1,444  (72.7)
Other                                       6,400       6,260    2.2
                                       ----------- ----------- ------
     Total non-interest income             10,381      11,457   (9.4)
                                       ----------- ----------- ------

Non-interest expense:
Salaries and benefits                      19,325      19,463   (0.7)
Net occupancy                               5,583       5,283    5.7
Furniture and equipment                     1,267       1,309   (3.2)
Advertising and promotion                   1,347       1,456   (7.5)
Other                                       8,178       8,497   (3.8)
                                       ----------- ----------- ------
     Total non-interest expense            35,700      36,008   (0.9)
                                       ----------- ----------- ------

Income before  income taxes                28,889      26,695    8.2
Income taxes                                9,184       8,481    8.3
                                       ----------- ----------- ------
     Net income                           $19,705     $18,214    8.2
                                       =========== =========== ======

Basic earnings per common share             $1.01       $0.95    6.3
Diluted earnings per common share           $0.99       $0.94    5.3

                   INTERCHANGE FINANCIAL SERVICES CORPORATION
                        CONSOLIDATED FINANCIAL HIGHLIGHTS

----------------------------------------------------------------------
Analysis of Net Interest Income
----------------------------------------------------------------------
for the quarter ended December 31,
(dollars in thousands)                                2005
(unaudited)                              -----------------------------
                                           Average            Average
                                           Balance   Interest   Rate
                                         ----------- -------- -------
                          Assets
Interest earning assets:
Loans (1)                                $1,106,539  $18,548    6.70 %
Taxable securities (4)                      293,200    2,346    3.20
Tax-exempt securities (2) (4)                67,820      949    5.60
Federal funds sold and interest earning
 deposits                                     9,409       96    4.08
                                         ----------- -------- -------
     Total interest-earning assets        1,476,968   21,939    5.94
                                                     --------

Non-interest earning assets:
Cash and due from banks                      37,445
Allowance for loan and lease losses         (11,208)
Other assets                                130,315
                                         -----------
     Total assets                        $1,633,520
                                         ===========

  Liabilities and stockholders' equity
Interest-bearing liabilities
Interest bearing deposits                $1,049,270    5,844    2.23
Borrowings and subordinated debentures      132,178    1,354    4.10
                                         ----------- -------- -------
     Total interest-bearing liabilities   1,181,448    7,198    2.44
                                                     --------

Non-interest bearing liabilities
Demand deposits                             261,200
Other liabilities                            14,048
                                         -----------
     Total liabilities (3)                1,456,696
Stockholders' equity                        176,824
                                         -----------
     Total liabilities and stockholders'
      equity                             $1,633,520
                                         ===========

Net interest income (tax-equivalent
 basis)                                               14,741    3.50
Tax-equivalent basis adjustment                         (361)
                                                     --------
     Net interest income                             $14,380
                                                     ========

Net interest income as a percent of
 interest-earning assets (tax-equivalent
 basis)                                                         3.99 %

----------------------------------------------------------------------
Analysis of Net Interest Income
----------------------------------------------------------------------
for the quarter ended December 31,
(dollars in thousands)                                2004
(unaudited)                             -----------------------------
                                           Average            Average
                                           Balance   Interest   Rate
                                         ----------- -------- -------
                          Assets
Interest earning assets:
Loans (1)                                  $933,037  $14,493    6.21 %
Taxable securities (4)                      345,308    2,781    3.22
Tax-exempt securities (2) (4)                36,875      344    3.73
Federal funds sold and interest earning
 deposits                                    16,991       81    1.91
                                         ----------- -------- -------
     Total interest-earning assets        1,332,211   17,699    5.31
                                                     --------

Non-interest earning assets:
Cash and due from banks                      36,008
Allowance for loan and lease losses          (9,878)
Other assets                                113,412
                                         -----------
     Total assets                        $1,471,753
                                         ===========

  Liabilities and stockholders' equity
Interest-bearing liabilities
Interest bearing deposits                $1,024,589    3,718    1.45
Borrowings and subordinated debentures       50,553      321    2.54
                                         ----------- -------- -------
     Total interest-bearing liabilities   1,075,142    4,039    1.50
                                                     --------

Non-interest bearing liabilities
Demand deposits                             237,258
Other liabilities                            10,457
                                         -----------
     Total liabilities (3)                1,322,857
Stockholders' equity                        148,896
                                         -----------
     Total liabilities and stockholders'
      equity                             $1,471,753
                                         ===========

Net interest income (tax-equivalent
 basis)                                               13,660    3.81
Tax-equivalent basis adjustment                         (144)
                                                     --------
     Net interest income                             $13,516
                                                     ========

Net interest income as a percent of
 interest-earning assets (tax-equivalent
 basis)                                                         4.10 %


(1) Nonaccrual loans and any related interest recorded have been included in computing the average rate earned on the loan portfolio. When applicable, tax exempt loans are computed on a fully taxable equivalent basis using the corporate federal tax rate
(2) Computed on a fully taxable equivalent basis using the corporate federal tax rate of 34%.
(3) All deposits are in domestic bank offices.
(4) The average balances are based on historical cost and do not reflect unrealized gains or losses.

                   INTERCHANGE FINANCIAL SERVICES CORPORATION
                        CONSOLIDATED FINANCIAL HIGHLIGHTS

----------------------------------------------------------------------
Analysis of Net Interest Income
----------------------------------------------------------------------
for the year ended December 31, 2005
(dollars in thousands)                                2005
(unaudited)                             -----------------------------
                                           Average            Average
                                           Balance   Interest   Rate
                                         ----------- -------- -------
                         Assets
Interest earning assets
Loans (1)                                $1,018,245  $66,530    6.53 %
Taxable securities (4)                      312,368   $9,922    3.18
Tax-exempt securities (2) (4)                55,633   $2,996    5.39
Federal funds sold and interest earning
 deposits                                     2,908     $114    3.92
                                         ----------- -------- -------
     Total interest-earning assets        1,389,154  $79,562    5.73
                                                     --------

Non-interest earning assets
Cash and due from banks                      36,473
Allowance for loan and lease losses         (10,300)
Other assets                                119,280
                                         -----------
     Total assets                        $1,534,607
                                         ===========

  Liabilities and stockholders' equity
Interest-bearing liabilities
Interest bearing deposits                $1,013,222  $19,626    1.94
Borrowings and subordinated debentures      102,928   $3,736    3.63
                                         ----------- -------- -------
     Total interest-bearing liabilities   1,116,150  $23,362    2.09
                                                     --------

Non-interest bearing liabilities
Demand deposits                             248,017
Other liabilities                            11,210
                                         -----------
     Total liabilities (3)                1,375,377
Stockholders' equity                        159,230
                                         -----------
     Total liabilities and stockholders'
      equity                             $1,534,607
                                         ===========

Net interest income (tax-equivalent
 basis)                                              $56,200    3.64
Tax-equivalent basis adjustment                      ($1,067)
                                                     --------
     Net interest income                             $55,133
                                                     ========

Net interest income as a percent of
 interest-earning assets (tax-equivalent
 basis)                                                         4.05 %

----------------------------------------------------------------------
Analysis of Net Interest Income
----------------------------------------------------------------------
for the year ended December 31, 2005
(dollars in thousands)                                2004
(unaudited)                              -----------------------------
                                           Average            Average
                                           Balance   Interest   Rate
                                         ----------- -------- --------
                         Assets
Interest earning assets
Loans (1)                                  $872,322  $54,314    6.23 %
Taxable securities (4)                      357,641   10,612    2.97
Tax-exempt securities (2) (4)                35,438    1,666    4.70
Federal funds sold and interest earning
 deposits                                    10,333      151    1.46
                                         ----------- -------- -------
     Total interest-earning assets        1,275,734   66,743    5.23
                                                     --------

Non-interest earning assets
Cash and due from banks                      36,181
Allowance for loan and lease losses          (9,829)
Other assets                                114,525
                                         -----------
     Total assets                        $1,416,611
                                         ===========

  Liabilities and stockholders' equity
Interest-bearing liabilities
Interest bearing deposits                  $968,549   12,390    1.28
Borrowings and subordinated debentures       57,943    1,264    2.18
                                         ----------- -------- -------
     Total interest-bearing liabilities  $1,026,492   13,654    1.33
                                                     --------

Non-interest bearing liabilities
Demand deposits                             232,513
Other liabilities                            12,393
                                         -----------
     Total liabilities (3)                1,271,398
Stockholders' equity                        145,213
                                         -----------
     Total liabilities and stockholders'
      equity                             $1,416,611
                                         ===========

Net interest income (tax-equivalent
 basis)                                               53,089    3.90
Tax-equivalent basis adjustment                         (643)
                                                     --------
     Net interest income                             $52,446
                                                     ========

Net interest income as a percent of
 interest-earning assets (tax-equivalent
 basis)                                                         4.16 %


(1) Nonaccrual loans and any related interest recorded have been included in computing the average rate earned on the loan portfolio. When applicable, tax exempt loans are computed on a fully taxable equivalent basis using the corporate federal tax rate
(2) Computed on a fully taxable equivalent basis using the corporate federal tax rate of 34%.
(3) All deposits are in domestic bank offices.
(4) The average balances are based on historical cost and do not reflect unrealized gains or losses.

                   INTERCHANGE FINANCIAL SERVICES CORPORATION
                        CONSOLIDATED FINANCIAL HIGHLIGHTS


STATEMENT OF CONDITION - SELECTED DATA (Period Ending)

                                             3                   12
             December 31,    September 30, month  December 31, month
                 2005            2005      Change     2004     Change
             ------------    ------------- ------ ------------ ------
             (unaudited)      (unaudited)         (unaudited)

Loans         $1,105,969       $1,049,332    5.4 %   $934,181   18.4 %
Securities       356,466          357,559   (0.3)     388,729   (8.3)
Earning
 assets        1,462,439        1,406,895    3.9    1,322,912   10.5
Total Assets   1,631,386        1,551,940    5.1    1,464,141   11.4
Deposits       1,260,108        1,266,128   (0.5)   1,246,138    1.1
Borrowings       160,422           97,455   64.6       59,001  171.9
Subordinated
 debentures       20,620           20,620      -            -    n/a
Shareholders'
 equity          179,002          157,477   13.7      150,155   19.2

Leverage
 ratio              8.20 %(a)        8.21 %              6.49 %
Risk weighted
 ratios:
     Tier 1        10.99 (a)        11.01                9.36
     Total         11.90 (a)        11.93               10.35


(a) Estimates subject to change.



Asset quality
                                          Quarter ended
                           -------------------------------------------
Net charge offs                $756       $87  769.0 %   $225  236.0 %
Loan loss allowance         (10,646)  (10,159)   4.8   (9,797)   8.7

Nonperforming loans          $3,558    $5,917  (39.9)  $9,133  (61.0)
Foreclosed real estate &
 other repossessed assets       122       156  (21.8)     156  (21.8)
                           --------- --------- ------  ------- ------
     Total Nonperforming
      assets ("NPA")         $3,680    $6,073  (39.4)  $9,289  (60.4)
                           ========= ========= ======  ======= ======

Ratio's
---------------------------
Net charge offs as % of
 average loans (annualized)    0.27 %    0.03 %          0.10 %
Loan loss allowance as % of
 period-end loans              0.96      0.97            1.05
Loan loss allowance as % of
 nonperforming loans          299.2     171.7           107.3
NPA's as a percent of loans
 + foreclosed assets           0.33      0.58            0.99


                                           Year Ended
                           ----------------------------------------
                            December 31,   December 31,   12  month
                                2005          2004          Change
                           ------------   ------------    ---------
Net charge offs                 $1,094         $1,044          $50
Net charge offs as % of
 average loans (annualized)       0.11 %         0.12 %      (0.01)%

                   INTERCHANGE FINANCIAL SERVICES CORPORATION
                        CONSOLIDATED FINANCIAL HIGHLIGHTS

PROFITABILITY
(dollars in thousands, except per share data)

                                      Quarter ended
                 -----------------------------------------------------
                  December    September  3 month  December   12 month
                   31, 2005    30, 2005   Change   31, 2004   Change
                 ----------- ----------- ------- ----------- --------
                 (unaudited) (unaudited)         (unaudited)
Net interest
 income (taxable
 equivalent)        $14,741     $13,991     5.4 %   $13,660      7.9 %
Provision for
 loan and lease
 losses                 225         300   (25.0)        225        -
Net gain on sale
 of securities            -          77  (100.0)        462   (100.0)
Non-interest
 income,
 excluding net
 gain on sale of
 securities           3,034       2,600    16.7       2,911      4.2
Non-interest
 expense              8,119       9,247   (12.2)      9,026    (10.0)
Net income           $6,094      $4,676    30.3      $5,212     16.9

Return on average
 assets                1.49 %      1.22 %              1.42 %
Return on average
 equity               13.79       11.98               14.00
Return on average
 tangible equity      23.16       19.32               23.40
Net interest
 margin                3.99        4.02                4.10

Basic earnings
 per common
 share (1)            $0.30       $0.24    25.0 %     $0.27     11.1 %
Diluted earnings
 per common
 share (1)             0.30        0.24    25.0        0.27     11.1
Dividends
 declared per
 common share (1)     0.090       0.090       -       0.083      8.4
Book value per
 common share -
 end of
 period (1)           $8.89       $8.22     8.2       $7.85     13.2

Shares
 outstanding -
 end of
 period (1)          20,139      19,162     5.1      19,121      5.3
Weighted average
 shares
 outstanding (1)
     Basic (1)       20,214      19,160     5.5      19,118      5.7
     Diluted (1)     20,614      19,607     5.1      19,490      5.8


(1) Adjusted for 3 for 2 stock split declared on January 18, 2005 payable on February 18, 2005

                   INTERCHANGE FINANCIAL SERVICES CORPORATION
                        CONSOLIDATED FINANCIAL HIGHLIGHTS

                                               Year Ended
                                   -----------------------------------
                                   December 31, December 31, 12 month
                                      2005         2004       Change
                                   ------------ ------------ --------
                                   (unaudited)  (unaudited)
Net interest income (taxable
 equivalent)                           $56,200      $53,089      5.9 %
Provision for loan and lease losses        925        1,200    (22.9)
Net gain on sale of securities             394        1,444    (72.7)
Non-interest income, excluding net
 gain on sale of securities              9,987       10,013     (0.3)
Non-interest expenses                   35,700       36,008     (0.9)
Net income                             $19,705      $18,214      8.2

Return on average assets                  1.28 %       1.29 %
Return on average equity                 12.38        12.54
Return on average tangible equity        20.37        21.26
Net interest margin                       4.05         4.16

Basic earnings per common share (1)      $1.01        $0.95      6.3 %
Diluted earnings per common
 share (1)                                0.99         0.94      5.3
Dividends declared per common
 share (1)                                0.36         0.33      9.1
Book value per common share - end
 of period (1)                           $8.89        $7.85     13.2

Shares outstanding - end of
 period (1)                             20,139       19,121      5.3
Weighted average shares
 outstanding (1)
     Basic (1)                          19,417       19,124      1.5
     Diluted (1)                        19,835       19,476      1.8


(1) Adjusted for 3 for 2 stock split declared on January 18, 2005 payable on February 18, 2005

Contacts:
Interchange Financial Services
Charles Field, 201-703-2265
Or
Keating & Co.
Vicki Banner/Rich Larris, 973-966-1100
vbanner@keatingco.com
rlarris@keatingco.com